EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares in

GOTTEX MULTI-ASSET ENDOWMENT FUND - I

Tendered Pursuant to the Offer to Purchase

Dated March 12, 2012

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME, ON APRIL 6, 2012, UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return Or Deliver To:

JD Clark & Company

803 W Michigan St.

Milwaukee, WI 53233

Attn: Tender Offer Administrator

For additional information:

Phone: (888) 946-8839

Fax: (816) 860-3140

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Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interest in Gottex Multi-Asset Endowment Fund - I (the "Fund") for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

☐	All the Shares held by Shareholder.

☐	Portion of Shares expressed as a specific dollar value (A minimum amount of Shares with a value greater than $50,000 (or $25,000, in the case of certain Shareholders, as set forth in the Fund's Prospectus) must be maintained (the "Required Minimum Balance"))*.

$___________________

☐	Portion of Shares expressed as a specific number of Shares (Required Minimum Balance must be maintained).

$___________________

☐	All Shares in excess of the Required Minimum Balance.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

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SIGNATURE(S).

For Individual Investors and Joint Tenants:	For Other Investors:

Signature (Signature of Owner(s) Exactly as Appeared on Investor Certification)	Print Name of Investor

Print Name of Investor	Signature (Signature of Owner(s) Exactly as Appeared on Investor Certification)

Joint Tenant Signature if necessary (Signature of Owner(s) Exactly as Appeared on Investor Certification)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (Signature of Owner(s) Exactly as Appeared on Investor Certification)

Print Name and Title of Co-signatory

Date:  __________________

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